Exhibit No. 10.93

RUSS BERRIE AND COMPANY, INC.
INCENTIVE COMPENSATION (“IC”) PROGRAM

I.                                         PURPOSE AND PHILOSOPHY OF THE IC PROGRAM

The IC Program has been established to provide designated associates of Russ Berrie and Company, Inc. (the “Company”) and its subsidiaries with an opportunity, each year that this IC Program is in effect, to earn substantial cash remuneration based on (i) the attainment of specified operating objectives by the Company (or specified divisions thereof), (ii) fulfillment of specified individual goals and objectives established for each participating associate, and (iii) fulfillment of (x) specified individual initiatives established for each eligible associate and (y) initiatives to be mutually agreed upon between such associate and his/her direct supervisor.  Thus, the IC Program provides a framework in which eligible associates can achieve significant incentive compensation based not only upon the Company achieving its financial corporate objectives, but also based upon recognition of and rewards for achieving individual goals and objectives and individual initiatives. In addition, the IC Program seeks to, among other things, (1) more closely align associates’ interests with those of shareholders, (2) reward associates for contributing to the short and long-term growth of the business, (3) provide associates with a more meaningful role in the attainment of maximum compensation levels, (4) provide a competitive platform for compensation vis-à-vis the marketplace, and (5) serve as a recruitment and retention tool.

II.                                     ASSOCIATES ELIGIBLE FOR PARTICIPATION;
LEVEL OF IC ELIGIBLITY

Eligibility

Individuals from specified participant groups (“Participant Groups”) selected on an annual basis by the CEO in his sole discretion and in consultation with the heads of business units and certain senior executives of his choice, in each case as approved by the Compensation Committee of the Board of Directors of the Company (the “Comp Committee”).  Eligible individuals will generally have the rank of vice president or above, but titles will not be determinative.  Participant Groups currently consist of the following:

A.                                    Corporate Participants:  Individuals whose responsibilities are not limited to a particular business unit of the Company.

B.                                    Gift U.S.A. Participants:  Individuals who operate primarily in the Company’s core U.S.A. gift business.

C.                                    International Participants:   Individuals who operate primarily in either the Company’s core or non-core international business.

D.                                    Sassy Participants:  Individuals who operate primarily in the Company’s Sassy business; provided that individuals party to employment agreements with Sassy will not be eligible to participate in this IC Program.

E.                                      Kids Line Participants: Individuals who operate primarily in the Company’s Kid’s Line business; provided that individuals party to employment agreements with Kids Line will not be eligible to participate in this IC Program.

All decisions with respect to eligibility to participate in the IC Program, definition of Participant Groups and categorization in a particular Participant Group shall be final and binding on all associates of the Company.

Applicable Percentage

Members of each Participant Group will be eligible to participate in the IC Program at specified IC Percentages Ranges (expressed as a percent of annual base salary at the time payout is determined).  The IC Percentage Ranges for each Participant Group will be determined on an annual basis by the CEO and approved by the Comp Committee.  The particular IC Percentage of a participant within the applicable IC Percentage Range (such participant’s “Applicable Percentage”) will be determined on an annual basis by the CEO in his sole discretion, in each case as approved by the Comp Committee.  Each Participant’s Applicable Percentage for the subsequent year (and whether an associate has been selected to participate in the IC Program for such year) shall be communicated to such participant during his/her year-end performance appraisal.  All decisions with respect to IC Percentage Ranges and the determination of Applicable Percentages shall be final and binding on all participants.

III.                                 COMPOSITION OF INCENTIVE COMPENSATION

Each participant’s annual base salary multiplied by such participant’s Applicable Percentage (as described above) shall equal a number (the “IC Factor”) that will be used to determine such participant’s total incentive compensation earned for the relevant year (the “Earned IC Amount”).

Each participant’s Earned IC Amount will be comprised of three separate components (described in detail in Section IV below).  Each component may entitle a participant to earn a specified percentage of the IC Factor, summarized as follows:

•                                          Part A Component:  From 0% to 100% of a participant’s IC Factor can be earned in the event that the Company (in the case of Corporate Participants) or specified business units (in the case of all other Participant Groups) achieves the specified levels of performance measurements set forth on Exhibit A, which exhibit will be amended each year.

•                                          Part B Component:  From 0% to 30% of a participant’s IC Factor can be earned in the event of achievement by such participant of his/her individual goals and objectives.

•                                          Part C Component:  From 0% to 20% of a participant’s IC Factor can be earned in the event of achievement by such participant of his/her individual initiatives.

IV.                                CALCULATION OF EARNED IC AMOUNTS

A participant’s total Earned IC Amount is calculated as follows:

•                                          Establishing Corporate Objectives for the Part A Component:

Corporate objectives for each Participant Group will consist of three separate levels of achievement (“Targets”) with respect to one or several specified measures of operating performance each year, such as operating income, EBITDA, etc. (the “Chosen Metric”).  Both the Chosen Metric and the Targets required will be determined by the CEO on an annual basis, as approved by the Comp Committee.  There is no requirement that the Targets be based on or refer to budgeted levels of operating performance, or to any other plan or projection with respect to the Company’s business.

The Targets will consist of the following: (i) a specified minimum level of achievement in the Chosen Metric required to earn a specified amount of IC compensation (the “Minimum Target”), (ii) a specified level of achievement in the Chosen Metric in excess of the Minimum Target (the “Target”), and (iii) a specified level of achievement in the Chosen Metric in excess of the Target (the “Maximum Target”).  Note that (i) the Chosen Metric may change from year to year, e.g., operating income in one year and EBITDA in another, (ii) different measurements may be used for different Participant Groups within the same year, e.g., operating income for Corporate Participants and EBITDA for Sassy Participants, and (iii) the Targets will change each year).  The Targets will be based on consolidated Company performance in the case of Corporate Participants and will be based on the performance of the relevant business unit in the case of all other Participant Groups.  All determinations with respect to (i) the Chosen Metrics, (ii) the applicable Targets and (iii) whether and/or to what extent the Company (or the relevant business unit) has achieved the applicable Targets shall be final and binding on all participants in the IC Program.

The Chosen Metrics and Targets for each Participant Group for each year will be set forth on Exhibit A hereto.  Exhibit A will be amended each year (and such amendment will be distributed to associates designated to participate in the IC Program for such year during such associate’s year-end performance appraisal)

and will reflect (x) the Chosen Metrics for such year and (y) the Targets required in the applicable Chosen Metric for each Participating Group for such year.  With respect to the International Participant Group, different Targets may be set for participants in the Company’s operations in Canada, Australia and Europe.

•                                          Calculating the Part A Component:

For all participants, 50% of such participant’s IC Factor shall be referred to herein as the “Part A Amount”.  If the Company, or the relevant business unit, as applicable, achieves the Minimum Target, then an amount equal to 20% of the Part A Amount will be paid.  If the Company, or relevant business unit, as applicable, achieves the Target, then an amount equal to 100% of the Part A Amount will be paid.  If the Company, or relevant business unit, as applicable, achieves the Maximum Target, then an amount equal to 200% of the Part A Amount (or 100% of the IC Factor) will be paid.  Earned IC Amounts for achievement of results in between (i) the Minimum Target and the Target and (ii) the Target and the Maximum Target, will in each case be determined by a straight-line interpolation.  No Earned IC Amount will be paid for achievement of results below the Minimum Target.  No additional Earned IC Amount will be paid for achievement of results in excess of the Maximum Target.

•                                          Calculating the Part B Component:

The individual goals and objectives for each participant for each year will be determined by the CEO in his sole discretion in the event that the CEO is the participant’s direct supervisor, or by the CEO in consultation with the participant’s direct supervisor in the event that the CEO is not the direct supervisor of the participant.  Each participant’s individual goals and objectives will be communicated to such participant during his/her year-end performance appraisal, and may be modified by the CEO or the participant’s direct supervisor, as applicable, in the participant’s subsequent mid-year performance appraisal.  Each participant’s individual goals and objectives will be evaluated by the participant’s direct supervisor, who will determine in his/her sole discretion whether and to what extent such goals and objectives have been met, and what, if any, percentage (from 0% to 30%) of the IC Factor has been earned.  Note that not all goals and objectives will be given equal weight in the determination of what percentage of the IC Factor, if any, has been earned for the Part B component.  Such evaluation and determination shall be communicated to the participant during his/her year-end performance appraisal.  All decisions with respect to the extent of achievement of individual goals and objectives and the percentage of IC Factor earned, if any, shall be final and binding on all participants. Anywhere between 0% and 30% of the IC Factor can be earned with respect to the Part B component of the IC Program.

•                                          Calculating the Part C Component:

The individual initiatives, which will reflect a participant’s contributions that favorably affect sales, gross margin, profitability, expenses and/or other efficiencies, will be determined by the CEO in his sole discretion in the event that the CEO is the participant’s direct supervisor, or by the CEO in consultation with the participant’s direct supervisor in the event that the CEO is not the direct supervisor of the participant.  Each participant’s individual initiatives will be communicated to such participant during his/her year-end performance appraisal, and may be modified by the CEO or the participant’s direct supervisor, as applicable, in the participant’s subsequent mid-year performance appraisal.  Individual initiatives will also include initiatives which have been mutually agreed upon by the associate and his/her direct supervisor.  Each participant’s individual initiatives will be evaluated by the participant’s direct supervisor, who will determine in his/her sole discretion whether and to what extent such initiatives have been achieved and what, if any, percentage (from 0% to 20%) of the IC Factor has been earned.  Note that not all initiatives will be given equal weight in the determination of what percentage of the IC Factor, if any, has been earned for the Part C component.  Such evaluation and determination shall be communicated to the participant during his/her year-end performance appraisal.  All decisions with respect to the extent of achievement of individual initiatives and the percentage of IC Factor earned, if any, shall be final and binding on all participants.  Anywhere between 0% and 20% of the IC Factor can be earned with respect to the Part C component of the IC Program.

NOTE:  A participant may be paid on the Part B or Part C component even if the no amount of the Part A component has been earned.

IC PARTICIPANT POTENTIAL EARNED IC AMOUNT EXAMPLE

Annual Base Salary:	$225,000

Applicable Percentage	40%

IC Factor ($225,000 x 40%)	$90,000

Part A Amount (50% of IC Factor)	$45,000

Part B Maximum Amount (30% of IC Factor)	$27,000

Part C Maximum Amount (20% of IC Factor)	$18,000

Part A Earning Potential:	$0-$90,000

Part B Earning Potential:	$0-$27,000

Part C Earning Potential	$0-$18,000

Earned IC Amount Calculation Example:  Part A

Chosen Metric:	Consolidated Operating Income

Minimum Target:	$40,000,000

Target:	$46,000,000

Maximum Target:	$55,000,000

If the Company achieves $40,000,000, then payout is 20% of the Part A Amount:	$9,000

If the Company achieves $46,000,000, then payout is 100% of the Part A Amount:	$45,000

If the Company achieves $55,000,000, then payout is 200% of the Part A Amount:	$90,000

If the Company achieves $50,500,000, then payout is 150% of the Part A Amount:	$67,500

Earned IC Amount Calculation Example:  Part B

Payout can range from $0 - $27,000 on the Part B component (0% to 30% of the IC Factor).

Earned IC Amount Calculation Example:  Part C

Payout can range from $0 - $18,000 on the Part C component (0% to 20% of the IC Factor)

Total potential Earned IC Amount:	$135,000

V.                                    EXCLUSIONS AND OTHER PROGRAMS

Notwithstanding anything herein to the contrary, members of the sales force are not eligible to participate in this IC Program.  Such individuals may be eligible for a different bonus program based on achieving certain sales growth levels.

Non-sales associates who are not eligible for the IC Program may be eligible to receive a discretionary bonus.  The Discretionary Bonus Program is described in a separate document.

Associates who are eligible to participate in this IC Program (i) are not eligible to participate in the Company’s Discretionary Bonus Program, and (ii) are not entitled to the December holiday bonus of one week’s pay.

The IC Program supersedes the Company’s former (i) worldwide “annual bonus program”, (ii) worldwide “annual performance bonus program”, and such programs and policies shall be of no further force and effect.

Note additional exclusions to the Sassy Participants and the Kids Line Participants set forth in Section II above.

VI.                                NO RIGHT OF CONTINUED EMPLOYMENT

Participation in the IC Program confers no right of continued employment.  Employment remains “at will” and may be terminated at any time, with or without cause, by the associate or by the Company, without any entitlement to any IC payment.

VII.                            ACCRUAL FOR AND TIMING OF IC PAYMENTS

IC payments will be accrued on the Company’s financial statements throughout the year.  Targets will be calculated to include a reserve to fund IC payments.  Earned IC Amounts will be paid as soon as is reasonably practicable after the first meeting of the Board of Directors of the Company following the closing of the books for the relevant year (the “Payout Date”).  IC payments are subject to applicable withholding taxes.

VIII.                        VESTING OF IC PAYMENTS

Unless otherwise provided in a participant’s employment agreement, a participant must be employed by the Company through and including the Payout Date in order to receive any Earned IC Amounts for the preceding year.  For purposes of clarification, Earned IC Amounts to which a participant would otherwise be entitled will not be paid in whole or in part in the event that the employment of a participant terminates for any reason prior to the Payout Date.

IX.                                TERMINATION RIGHTS

The Company has the right to terminate the entire IC Program at any time, without notice, for any reason, without incurring any liability to any participant therein.